Exhibit (e)(3)

SECOND AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This Second Amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”), dated as of January 7, 2022, by and between BONDBLOXX ETF TRUST (the “Trust”) and FORESIDE FUND SERVICES, LLC, (together with the Trust, the “Parties”) is effective as of August 16, 2022.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

BONDBLOXX ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Joanna Gallegos	By:	/s/ Teresa Cowan
	Joanna Gallegos, President		Teresa Cowan, President

EXHIBIT A

As of August 16, 2022

BBH Account #	Account Name	Ticker
3398641	BondBloxx USD High Yield Bond Energy Sector ETF	XHYE
3438801	BondBloxx USD High Yield Bond Telecom, Media & Technology Sector ETF	XHYT
3438421	BondBloxx USD High Yield Bond Consumer Cyclicals Sector ETF	XHYC
3438454	BondBloxx USD High Yield Bond Consumer Non-Cyclicals Sector ETF	XHYD
3438405	BondBloxx USD High Yield Bond Industrial Sector ETF	XHYI
3438397	BondBloxx USD High Yield Bond Healthcare Sector ETF	XHYH
3438447	BondBloxx USD High Yield Bond Financial & REIT Sector ETF	XHYF
3527348	BondBloxx BB-Rated USD High Yield Corporate Bond ETF	XBB
3528189	BondBloxx B-Rated USD High Yield Corporate Bond ETF	XB
3528148	BondBloxx CCC-Rated USD High Yield Corporate Bond ETF	XCCC
3593696	BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	XEMD
3656030	BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	XHLF
3656048	BondBloxx Bloomberg One Year Target Duration US Treasury ETF	XONE
3656055	BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	XTWO
3656063	BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	XTRE
3656071	BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	XFIV
3656089	BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	XSVN
3656097	BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	XTEN
3656105	BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	XTWY